Exhibit 5.2

June 21, 2021

Eco Wave Power Global AB (publ)

52 Derech Menachem Begin St.,

Tel Aviv-Yafo, 6713701 Israel

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form F-1 (Registration No. 333-256515) (as amended to date, the “Registration Statement”) filed by Eco Wave Power Global AB (publ), a Swedish company (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration and proposed maximum aggregate offering of up to $10,996,875 of (i) American Depository Shares (the “ADSs”), each ADS representing eight common shares, par value SEK 0.02 per share, of the Company (the “Firm Shares”), (ii) at the option of the several Underwriters (as hereinafter defined), the issuance and sale to the Underwriters of additional ADSs (the “Overallotment Shares” and together with the Firm Shares, the “Shares”), and (iii) warrants (the “Underwriter Warrants”) to purchase ADSs issued to the Underwriters (as defined below) (collectively, the “Securities”). We understand that the Securities are to be sold to the underwriters (the “Underwriters”) for resale to the public as described in the Registration Statement and pursuant to an underwriting agreement to be entered into by and among the Company and A.G.P./Alliance Global Partners, as representative of the several underwriters, substantially in the form filed as an exhibit to the Registration Statement (the “Underwriting Agreement”).

We are acting as U.S. securities counsel for the Company in connection with the Registration Statement. We have examined signed copies of the Registration Statement and have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the articles of association of the Company, as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion. Because the agreement governing the Underwriter Warrants contains a provision stating that they are to be governed by the laws of the State of New York, we are rendering this opinion as to New York law. We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any law other than the law of the State of New York. In particular, we do not purport to pass on any matter governed by the laws of Sweden with respect to the Shares and the ADSs underlying the Underwriter Warrants being duly and validly issued, fully paid and non-assessable, we have relied on the opinion of Setterwalls Advokatbyrå AB filed as Exhibit 5.1 to the Registration Statement.

Based upon and subject to the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Securities Act, the Underwriter Warrants, if and when issued and paid for in accordance with the terms of the Underwriting Agreement, will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinion set forth herein is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect). In addition, the foregoing opinion is qualified to the extent that (a) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ and debtors’ rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers); and (b) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

This opinion is rendered to you in connection with the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) this opinion may be relied upon by holders of the Underwriter Warrants currently entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Sullivan & Worcester LLP

Sullivan & Worcester LLP